AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2001
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                              GEOWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)
--------------------------------------------------------------------------------

         Delaware                                                 94-2920371
(State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               960 ATLANTIC AVENUE
                            ALAMEDA, CAlifornia 94501
             (Address of Principal Executive Offices and Zip Codes)

                                   ----------

                                 1994 Stock Plan
                          Employee Stock Purchase Plan
                              (Full title of Plans)

                                David L. Grannan
                      Chief Executive Officer and President
                              Geoworks Corporation
                               960 Atlantic Avenue
                            Alameda, California 94501
                                 (510) 814-1660
                    (Name and address, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to :
                               Maria Pizzoli, Esq.
                              Jason Brandwene, Esq.
                           Farella Braun + Martel LLP
                               235 Montgomery St.
                          San Francisco, CA 94104-3159

                         Calculation of Registration Fee

----------------------------- ---------------------- ----------------------- ---------------------------- ----------------
Title of securities to be     Amount to be           Proposed                Proposed maximum             Amount of
registered                    registered(1)          maximum offering        aggregate offering           registration
                                                     price per share(2)      price(2)                     fee(2)
----------------------------- ---------------------- ----------------------- ---------------------------- ----------------
Common Stock, $0.001 par        1,000,000 shares             $0.625                  $625,000                $156
value, to be issued under
the Geoworks Corporation
1994 Stock Plan
----------------------------- ---------------------- ----------------------- ---------------------------- ----------------
Common Stock, $0.001 par          350,000 shares             $0.625                  $218,750                $ 55
value, to be issued under
the Geoworks Corporation
1994 Employee Stock
Purchase Plan
----------------------------- ---------------------- ----------------------- ---------------------------- ----------------
Total:                          1,350,000 shares             $0.625                  $843,750                $211
----------------------------- ---------------------- ----------------------- ---------------------------- ----------------


--------
(1)  Pursuant to Rule  416(a),  also covers  additional  securities  that may be
     offered  as  a  result  of  stock  splits,   stock   dividends  or  similar
     transactions.

(2) Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on October 30, 2001.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Geoworks Corporation (the "Company") are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

     b. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001;

     c. The Company's Current Report on Form 8-K dated as of June 12, 2001, and filed with the Commission on June 20, 2001;

     d. The Company's Current Report on Form 8-K dated as of October 9, 2001, and filed with the Commission on October 17, 2001;

     e. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since March 31, 2001;

     f. The description of the Company's Common Stock contained in the Company's Registration Statement (No. 0-23926) on Form 8-A filed with the Commission on April 26, 1994, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

     g. The description of the Company's Rights to Purchase Preferred Stock contained in the Company's Registration Statement (No. 0-23926) on Form 8-A filed with the Commission on March 12, 2001, pursuant to
          Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, penalties, fines and settlement amounts paid (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, penalties, fines and amounts paid in settlement) or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Company, on account of their services as directors, officers, employees or agents of the Company or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Company. The Company will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party (other than a proceeding to enforce his or her rights under the indemnification agreement) except with respect to a proceeding authorized by the Board of Directors. The indemnification agreements require a director or executive officer to reimburse the Company for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnification agreement or otherwise to be indemnified for such expenses. The indemnification agreements provide that the indemnification agreement is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

     As authorized by the Company's Bylaws, the Company, with approval by the Company's Board of Directors, maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of up to $20,000,000.

Item 7. Exemption From Registration Claimed

     Not Applicable.

Item 8. Exhibits

     4.1  Certificate of Incorporation of the Company(1)

     4.2  Bylaws of the Company(2)

     4.3 Shareholder Rights Plan, dated as of March 9, 2001, between the Company and Mellon Investor Services, L.L.C.(3)

     5.1 Opinion and Consent of Farella Braun + Martel LLP regarding the legality of the securities being registered

     23.1 Consent of Farella Braun + Martel LLP (included in Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP, Independent Auditors

     24.1 Power of Attorney (included in signature page hereof)

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this





----------
(1) Incorporated herein by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K filed on October 27, 1997 (the "Form 8-K").

(2)  Incorporated herein by reference to Exhibit 4.02 to the Form 8-K.

(3) Incorporated herein by reference to Exhibit 1 to the Company's registration statement on Form 8-A filed on March 12, 2001.

               Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 31st day of October, 2001.

                                            GEOWORKS CORPORATION

                                            By: /s/ David L. Grannan
                                               ---------------------------------
                                               David L. Grannan
                                               Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Grannan and Timothy J. Toppin, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on October 18, 2001.


         Signature                               Title
         ---------                               -----

----------------------                 Chairman of the Board of Directors
David Neylon

/s/ David L. Grannan
----------------------          Chief Executive Officer, President and Director
David L. Grannan                         (Principal Executive Officer)

/s/ Timothy J. Toppin
----------------------                  Vice President, Chief Financial
Timothy J. Toppin                            Officer and Secretary
                                  (Principal Financial and Accounting Officer)

/s/ Stephen T. Baker
----------------------                              Director
Stephen T. Baker


/s/ John B. Balousek                                Director
----------------------
John B. Balousek

/s/ Kevin P. Fitzgerald
----------------------                              Director
Kevin P. Fitzgerald

/s/ Andrew Cole
----------------------                              Director
Andrew Cole

                                  EXHIBIT INDEX

     5.1 Opinion and Consent of Farella Braun + Martel LLP regarding the legality of the securities being registered

     23.1 Consent of Farella Braun + Martel LLP (included in Exhibit 5.1)

     23.2 Consent of Ernst & Young LLP, Independent Auditors